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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               February 24, 1999



                            MATEWAN BANCSHARES, INC.
             (Exact Name of Registrant as specified in its charter)


          DELAWARE                     No. 0-16707             No. 55-0639363
(State or other jurisdiction           (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


            250 East Second Avenue
            Williamson, West Virginia                            25661
   (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:   (304) 235-1544


          (Registrant's former address of principal executive offices)
                                 Not Applicable
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Item 5.   Other Events.

          On February 24, 1999, Matewan BancShares, Inc., a Delaware corporation, entered into an Agreement and Plan of Reorganization (the "Agreement") with BB&T Corporation, a North Carolina corporation. Under the Agreement, Matewan will merge into BB&T, and BB&T will be the surviving company. At the effective time of the merger, each share of Matewan's common stock and preferred stock issued and outstanding will be converted into the right to receive the merger consideration. Based on BB&T's closing price on February 24, 1999, Matewan shareholders would have received .9333 BB&T shares of common stock for each share of their Matewan common stock. Under the Agreement, the exchange ratio will be determined as follows for Matewan's common stock:

          . if the Closing Value (as defined below) is between $37.50 and $40.4375, the exchange ratio will equal $35.00 divided by the Closing Value.

          . if the Closing Value is less than $37.50, then the exchange ratio will be 0.9333.

          . if the Closing Value is more than $40.4375, the exchange ratio will be 0.8655.

"Closing Value" means the average closing price per share of BB&T's common stock on the New York Stock Exchange Composite Transaction List for the five trading days ending on the tenth calendar day immediately preceding the effective time of the merger.

          The exchange ratio for Matewan's preferred stock is the product of the exchange ratio for Matewan's common stock (as calculated above) multiplied by 1.1.

          The merger is subject to the approval of Matewan's shareholders and applicable regulatory authorities. Matewan has granted BB&T the option, exercisable under certain circumstances, to purchase up to 19.9% of Matewan's shares of common stock outstanding.



Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

          99.1 Press release dated February 25, 1999, announcing the proposed merger.

          99.2 Agreement and Plan of Reorganization between Matewan BancShares, Inc., and BB&T Corporation, dated February 24, 1999.

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          99.3  Stock Option Agreement between Matewan BancShares, Inc., and
                BB&T Corporation, dated February 24, 1999.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 26, 1999

                                    MATEWAN BANCSHARES, INC.



                                    By:   /s/  Dan R. Moore
                                       ---------------------------------------
                                        Name:  Dan R. Moore
                                        Title: Chairman of the Board,
                                               President and
                                               Chief Executive Officer
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                                 Exhibit Index


99.1  Press released dated February 25, 1999, announcing the proposed merger.

99.2 Agreement and Plan of Reorganization between Matewan BancShares, Inc., and BB&T Corporation, dated February 24, 1999.

99.3 Stock Option Agreement between Matewan BancShares, Inc., and BB&T Corporation, dated February 24, 1999.